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                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549


                              FORM 8-K/A
                            CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): May 6, 2003


                         TERRA INDUSTRIES INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Maryland                     1-8520                   52-1145429
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                             Terra Centre
                   600 Fourth Street, P.O. Box 6000
                      Sioux City, Iowa 51102-6000
                            (712) 277-1340
     (Address of Principal Executive Offices, including Zip Code)
         (Registrant's Telephone Number, Including Area Code)

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ITEM 9.  REGULATION FD DISCLOSURE

                  On May 7, 2003, the Registrant filed a Form 8-K Current Report dated May 6, 2003 for the purpose of filing the transcript of the speech made by Michael L. Bennett, President and Chief Executive Officer, at the Company's annual shareholders meeting.

                  This amendment is being furnished to clarify and restate the statement contained in the first sentence of the fourteenth paragraph of that transcript as follows:

         "We've also identified several NOx reduction market segments which we anticipate will, by 2018, increase North American annual ammonia demand by approximately three million tons over 2003 levels."


                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             TERRA INDUSTRIES INC.


                                             /s/ Mark A. Kalafut
                                             -----------------------------------
                                             Mark A. Kalafut
                                             Vice President, General Counsel and
                                             Corporate Secretary


Date: May 15, 2003